Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Further Information Contact

American Community Bancshares, Inc.

Mr. Randy P. Helton, President and CEO

Phone: 704-225-8444

AMERICAN COMMUNITY BANCSHARES, INC. ANNOUNCES

A 17% INCREASE IN 2007 NET INCOME

January 25, 2008. Charlotte, North Carolina: American Community Bancshares, Inc. (NASDAQ Stock Market: ACBA), the holding company for American Community Bank, announced unaudited earnings for the year ended December 31, 2007 of $5,020,000, an increase of $744,000 or 17.4% from unaudited earnings for the year ended December 31, 2006. Diluted earnings per common share increased to $0.72 for the year ended December 31, 2007 compared to $0.60 for the year ended December 31, 2006. Return on average equity was 9.15% and 8.08% and return on average assets was 1.01% and .91% for the years ended December 31, 2007 and 2006, respectively.

Earnings were higher for the year due to an increase in net interest income of $420,000 as a result of an $18.0 million increase in earning assets which was partially offset by a 20 basis point decrease in average net interest margin. In addition the provision for loan losses decreased $1.6 million to $1.0 million in 2007 as compared to $2.6 million in 2006. The large provision in 2006 was primarily due to problems that arose in the leasing portfolio. That line of business was discontinued in 2006 and the remaining balances of $3.9 million continue to roll off. Compensation expense increased as a result of normal salary increases combined with an increase in employee headcount during 2007. Other expense increased $428,000 and was primarily a result of an increase in professional fees of $233,000 combined with an increase in FDIC federal deposit insurance premiums of $256,000.

Unaudited earnings for the quarter ended December 31, 2007 were $1,112,000, a $313,000 or 22.0% decrease over unaudited earnings for the quarter ended December 31, 2006 of $1,425,000. Diluted earnings per share for the quarter ended December 31, 2007 decreased to $.17 compared to $.20 for the quarter ended December 31, 2006. Earnings were down primarily due to a decrease in net interest margin from 4.28% for the quarter ended December 31, 2006 to 4.01% for the quarter ended December 31, 2007 which resulted in a $187,000 decrease in net interest income. In addition the provision for loan losses was $328,000 higher for the quarter ended

December 31, 2007 primarily due to the growth in the loan portfolio in the fourth quarter of 2007.

Total assets as of December 31, 2007 were $505.3 million, compared to $494.7 million at December 31, 2006, an increase of $10.6 million or 2.1%. Total loans were $387.2 million, an increase of $22.4 million or 6.1%, over the $364.8 million reported at December 31, 2006. Total deposits were $399.8 million, a slight decrease of $1.3 million or 0.32% over year ended 2006 deposits of $401.1 million. Asset quality continues to improve on a linked quarter basis, as nonperforming assets decreased to $1.2 million or 0.24% of assets in the fourth quarter of 2007 from $1.5 million or 0.29% of assets in the third quarter of 2007 continuing the positive trend in problem assets.

American Community Bancshares, Inc., headquartered in Charlotte, North Carolina is the holding company for American Community Bank. American Community Bank is a full service community bank headquartered in Monroe, North Carolina with nine North Carolina offices located in two of the fastest growing counties in North Carolina, Mecklenburg and Union. It also has four offices located in York and Cherokee Counties in South Carolina. American Community Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The website for American Community Bancshares, Inc. is www.americancommunitybank.com. Its stock is traded on the NASDAQ Capital Market under the symbol “ACBA”. For more information contact: Stephanie Helms, Shareholder Relations or Dan Ellis, Chief Financial Officer at (704) 225- 8444.

This press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in American Community Bancshares’s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

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American Community Bancshares, Inc.

(Amounts in thousands except share and per share data)

(Unaudited)

Consolidated Balance Sheet

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006 (a)
Assets
Cash and due from banks	$14,346	$15,684	$17,989	$17,977	$19,950
Interest-earning deposits with banks	930	5,484	11,481	14,381	17,295
Investment securities	76,782	79,043	74,012	59,946	65,192

Loans	392,959	373,309	381,415	375,395	370,431
Allowance for loan losses	(5,740)	(5,374)	(5,543)	(5,472)	(5,628)

Net loans	387,219	367,935	375,872	369,923	364,803

Accrued interest receivable	2,640	2,922	2,615	2,751	2,938
Bank premises and equipment	8,694	8,746	8,927	9,046	9,105
Foreclosed real estate	—	25	25	25	195
Non-marketable equity securities at cost	2,119	2,119	2,119	1,819	1,879
Goodwill	9,838	9,838	9,838	9,838	9,838
Other assets	2,685	3,232	2,803	3,302	3,463

Total assets	$505,253	$495,028	$505,681	$489,008	$494,658

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing	$54,459	$54,805	$58,453	$62,414	$61,735
Interest bearing	345,335	342,574	349,013	333,576	339,402

Total deposits	399,794	397,379	407,466	395,990	401,137

Borrowings	49,504	43,533	40,984	34,934	37,085
Accrued expenses and other liabilities	1,931	1,649	1,272	1,797	1,368

Total liabilities	451,229	442,561	449,722	432,721	439,590

Total stockholders' equity	54,024	52,467	55,959	56,287	55,068

Total liabilities and stockholders' equity	$505,253	$495,028	$505,681	$489,008	$494,658

Ending shares outstanding	6,502,288	6,502,288	6,961,236	7,020,343	7,008,081
Book value per share	$8.31	$8.07	$8.04	$8.02	$7.86

Average Balances:
Loans	$379,191	$372,407	$373,741	$369,191	$360,877
Earning assets	462,078	460,577	460,615	444,022	450,244
Total assets	499,430	501,961	496,220	487,791	491,385
Interest-bearing deposits	344,619	346,820	341,627	331,231	332,523
Stockholders' equity	53,366	54,041	56,236	55,752	54,599

(a)	Derived from audited consolidated financial statements, except average balance data

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements

	Three Months Ended December 31,		Year ended December 31,
	2007	2006	2007	2006 (a)
Total interest income	$8,737	$8,754	$35,426	$32,334
Total interest expense	4,068	3,898	16,193	13,521

Net interest income	4,669	4,856	19,233	18,813

Provision for loan losses	471	143	1,041	2,612

Net interest income after provision for loan losses	4,198	4,713	18,192	16,201

Non-interest income
Service charges on deposit accounts	613	615	2,419	2,393
Mortgage banking operations	83	81	326	352
Realized gains on sale of securities	—	—	(56)	60
Other	205	99	626	548

Total non-interest income	901	795	3,315	3,353

Non-interest expense
Salaries and employee benefits	1,724	1,577	6,893	6,474
Occupancy and equipment	505	570	2,194	2,261
Other	1,132	1,114	4,531	4,103

Total non-interest expense	3,361	3,261	13,618	12,838

Income before income taxes	1,738	2,247	7,889	6,716
Provision for income taxes	626	822	2,869	2,440

Net income	$1,112	$1,425	$5,020	$4,276

Net income per share
Basic	0.17	0.20	0.74	0.62
Diluted	0.17	0.20	0.72	0.60

Weighted average number of shares outstanding
Basic	6,502,288	6,993,838	6,779,635	6,913,534
Diluted	6,652,452	7,191,755	6,938,259	7,171,413

Return on average equity	8.26%	10.35%	9.15%	8.08%
Return on average assets	0.88%	1.15%	1.01%	0.91%

Net interest margin	4.01%	4.28%	4.19%	4.39%
Efficiency ratio	60.34%	57.71%	60.40%	57.92%

Net charge-offs to avg loans (annualized)	0.10%	0.60%	0.25%	0.37%

(a)	Derived from audited financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

Three months ended	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Total interest income	$8,737	$9,070	$8,921	$8,698	$8,754
Total interest expense	4,068	4,225	4,001	3,899	3,898

Net interest income	4,669	4,845	4,920	4,799	4,856

Provision for loan losses	471	156	231	183	143

Net interest income after provision for loan loss	4,198	4,689	4,689	4,616	4,713

Non-interest income
Service charges on deposit accounts	613	617	608	581	615
Mortgage banking operations	83	70	93	80	81
Realized gains on sale of securities	—	2	—	17	—
Gain (loss) on economic hedge	132	138	(67)	11	—
Other	73	134	88	118	99

Total non-interest income	901	961	722	807	795

Non-interest expense
Salaries and employee benefits	1,724	1,768	1,743	1,658	1,577
Occupancy and equipment	505	560	564	565	570
Other than temporary impairment	—	—	—	76	—
Other	1,132	1,121	1,175	1,103	1,114

Total non-interest expense	3,361	3,449	3,482	3,402	3,261

Income before income taxes	1,738	2,201	1,929	2,021	2,247
Provision for income taxes	626	801	707	735	822

Net income	$1,112	$1,400	$1,222	$1,286	$1,425

Net income per share
Basic	$0.17	$0.21	$0.18	$0.18	$0.20
Diluted	$0.17	$0.21	$0.17	$0.18	$0.20

Weighted average number of shares outstanding
Basic	6,502,288	6,635,709	6,978,724	7,008,971	6,993,838
Diluted	6,652,452	6,799,753	7,140,680	7,176,577	7,191,755

Return on average equity	8.26%	10.28%	8.81%	9.36%	10.35%
Return on average assets	0.88%	1.11%	1.00%	1.05%	1.15%

Net interest margin	4.01%	4.22%	4.28%	4.38%	4.28%
Efficiency ratio	60.34%	59.40%	61.72%	60.68%	56.91%

Allowance for loan losses to total loans	1.46%	1.44%	1.45%	1.46%	1.52%
Net charge-offs to avg loans (annualized)	0.10%	0.35%	0.17%	0.37%	0.60%
Nonperforming loans to total loans	0.31%	0.37%	0.40%	0.41%	0.57%
Nonperforming assets to total assets	0.24%	0.29%	0.31%	0.32%	0.47%